SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            UNION CAMP CORPORATION
            (Exact name of registrant as specified in its charter)
     Virginia                                   13-5652423
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification No.)

     1600 Valley Road
     Wayne, New Jersey                          07470
(Address of Principal Executive Offices)        (Zip Code)

                            UNION CAMP CORPORATION

             PUERTO RICO CONTAINER COMPANY EMPLOYEES' SAVINGS PLAN
                           (Full title of the plan)

                              Dirk R. Soutendijk
                        Vice President, General Counsel
                                 and Secretary
                            Union Camp Corporation
                               1600 Valley Road
                            Wayne, New Jersey 07470
                                (201) 628-2000
           (Name, address and telephone number of agent for service)
                                   Copy to:
                                  Kevin Keogh
                                 White & Case
                          1155 Avenue of the Americas
                           New York, New York 10036
                                (212) 819-8200






                                                         CALCULATION OF REGISTRATION FEE

                      Title of                   Amount                Proposed              Proposed              Amount of
                     securities                  to be                 maximum                maximum            registration
                        to be                  registered             offering               aggregate                fee
                      registered                                   price per share         offering price


               Common Stock, parvalue        10,000 shares      $46.50(1)               $465,000(1)            $160.35
               $1.00 per share
               Interests in                       (2)                    (2)                    (2)                   (2)
               the Plan






   (1) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the Common Stock as reported on the Composite Index for New York Stock Exchange issues on June 23, 1994.
   (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


                                     PART II
                           INFORMATION REQUIRED IN THE
                              REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference in this Registration Statement:

             1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1993; and

             2. The description of the Registrant's Common Stock, Purchase Rights and Preferred Stock filed as part of the Registrant's Current Report on Form 8-K for the month of August, 1988.

             All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Not applicable.

   Item 6.   Indemnification of Directors and Officers.

             The By-Laws of the Company provide that each person who now is, was or hereafter becomes a director or officer shall be indemnified by the Company against liabilities and expenses reasonably incurred by or imposed on such person, including liabilities arising under the Securities Act of 1933, in connection with any action, suit or proceeding in which such person was, is or is threatened to be made a party by reason of such person now or hereafter being or having been a director or officer of the Company, only if (i) such person acted in relation to such matters in a manner such person believed, in the case of conduct in his official capacity, to be in the best interests of the Company, and in all other cases that his conduct was at least not opposed to the Company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, (ii) in connection with a proceeding by or in the right of the Company, such person was not adjudged liable to the Company and (iii) in connection with any proceeding charging improper benefit to such person, whether or not involving action in his official capacity, he was not adjudged liable on the basis that personal benefit was improperly received by him. Such rights of indemnification are in addition to any other rights to which any such person may otherwise be entitled. In addition, directors have indemnification contracts with the Company which provide for substantially similar indemnification as the By-Laws.

             The Virginia Stock Corporation Act also provides that a corporation may indemnify any officer or director against loss and expense reasonably incurred in connection with a civil suit or proceeding to which such person is a party by reason of being such officer or director, on condition such person acted in good faith and believed his conduct was in the corporation's best interest in the case of conduct in his official capacity, or, in all other cases, believed his conduct was not opposed to the best interests of the corporation. With respect to a criminal proceeding, a corporation may indemnify an officer or director under the same conditions set forth above if such person had no reasonable cause to believe his conduct was unlawful. With respect to suit brought by or in the right of the corporation to which an officer or director is adjudged liable, indemnification may be made only if a court determines such person is fairly and reasonably entitled to indemnification in view of the relevant circumstances, provided any such indemnification shall be limited to reasonable expenses incurred.

             The Company maintains both Directors' and Officers' liability and Corporate Reimbursement insurance which provides for payments on behalf of the Directors and Officers of all losses of such persons (other than matters uninsurable under the law) arising from claims, including claims arising under the Securities Act of 1933, for acts or omissions by such persons while acting as Directors or Officers.

   Item 7.   Exemption from Registration Claimed.

             Not applicable.

   Item 8.   Exhibits.

        4.1  Articles of Incorporation, as amended May 4, 1990 (filed as
             Exhibit 3(b) to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1990 and incorporated herein by reference)

        4.2 Union Camp Corporation's Puerto Rico Container Company Employees' Savings Plan.

        5 Opinion of White & Case, counsel to the Registrant, dated June 28, 1994, with respect to the legality of the Common Stock being registered.

        23.1 Consent of Price Waterhouse, dated June 24, 1994.

        23.2 Consent of White & Case (included in Exhibit 5 to this Registration Statement).

        24   Powers of Attorney (included in pages II-6 through II-8).

             The Company undertakes that it will submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

   Item 9.   Undertakings.

        (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,
   unenforceable.   In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Wayne, State of New Jersey, on this 28th day of June, 1994.

                            UNION CAMP CORPORATION
                                 (Registrant)



                                 By /s/ Raymond E. Cartledge
                                 Name:   Raymond E. Cartledge
                                 Title:  Chairman of the Board
                                 and Chief Executive Officer

                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Reed and Dirk R. Soutendijk, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 1994.




                      Signatures                                          Title


                      /s/ Raymond E. Cartledge                            Chairman of the Board, Chief Executive Officer
                      Raymond E. Cartledge                                and Director (Principal Executive Officer)

                      /s/ W. Craig McClelland                             President, Chief Operating Officer and Director
                      W. Craig McClelland

                      /s/ James M. Reed                                   Vice Chairman of the Board, Chief Financial
                      James M. Reed                                       Officer and Director (Principal Financial
                                                                          Officer)

                      /s/ Robert E. Moore                                 Vice President and Comptroller (Principal
                      Robert E. Moore                                     Accounting Officer)

                      /s/ Jerry H. Ballengee                              Executive Vice President and Director
                      Jerry H. Ballengee

                      /s/ George D. Busbee                                Director
                      George D. Busbee

                      /s/ Sir Colin Corness                               Director
                      Sir Colin Corness

                      /s/ Robert D. Kennedy                               Director
                      Robert D. Kennedy

                      /s/ Gary E. MacDougal                               Director
                      Gary E. MacDougal

                      /s/ Ann D. McLaughlin                               Director
                      Ann D. McLaughlin

                      /s/ James T. Mills                                  Director
                      James T. Mills

                      /s/ George J. Sella, Jr.                            Director
                      George J. Sella, Jr.

                      /s/ Ted D. Simmons                                  Director
                      Ted D. Simmons






             The Plan. Pursuant to the requirements of the Securities Act of 1933, the Puerto Rico Container Company Employees' Savings Plan Committee has duly caused this registration statement to be signed on its behalf by the undersigned Chairman of such Committee, in the Township of Wayne, State of New Jersey, on the 1st day of June, 1994.

                  UNION CAMP CORPORATION'S PUERTO RICO
                  CONTAINER COMPANY EMPLOYEES' SAVINGS PLAN


                  By /s/ James M. Reed
                  James M. Reed
                  Chairman





                                                                  EXHIBIT INDEX


                      Exhibit No.


                      4.1                Articles of Incorporation, as amended May 4, 1990 (filed as Exhibit 3(b) to the
                                         Registrant's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1990 and incorporated herein by reference)

                      4.2                Union Camp Corporation's Puerto Rico Container Company Employees' Savings Plan.

                      5                  Opinion of White & Case, counsel to the Registrant, dated June 28, 1994, with respect to the legality of the Common Stock being registered.

                      23.1               Consent of Price Waterhouse, dated June 24, 1994.

                      23.2               Consent of White & Case (included in Exhibit 5 to this Registration Statement).

                      24                 Powers of Attorney (included in pages II-6 through II-8).
